Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-194977) pertaining to the Amedica Corporation Amended and Restated 2012 Equity Incentive Plan and the Amedica Corporation 2003 Stock Option Plan, of our report dated March 24, 2015, with respect to the consolidated financial statements of Amedica Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/Mantyla McReynolds

Salt Lake City, Utah

March 24, 2015